Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders
Oppenheimer Dividend Opportunity Fund:

We consent to the use of our report dated June 16, 2014, with respect to the financial statements and financial highlights of Oppenheimer Dividend Opportunity Fund, formerly Oppenheimer Select Value Fund, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/KPMG
KPMG LLP

Denver, Colorado
August 25, 2014